Of the 115,250 shares of common stock shown in Column 2 of Table I:

1) 9,564 shares are held directly.

2) Includes performance-based restricted stock unit award of 13,860 shares under the Issuers PBRSU Agreement (granted 10/14/15) with a performance period ending August 31, 2018. The number of shares listed represents the maximum number of shares that may be issued upon vesting of the award if the maximum target is met.

3) Includes performance-based restricted stock unit award of 7,425 shares under the Issuers PBRSU Agreement (granted 10/20/16) with a performance period ending August 31, 2019. The number of shares listed represents the maximum number of shares that may be issued upon vesting of the award if the maximum target is met.

4) Includes performance-based restricted stock unit award of 2,475 shares under the Issuers PBRSU Agreement (granted 1/26/17) ending August 31, 2019. The number of shares listed represents the maximum number of shares that may be issued upon vesting of the award if the maximum target is met.

5) Includes performance-based restricted stock unit award of 30,600 shares under the Issuers PBRSU TSR Agreement (granted 10/19/17), with a performance period ending August 31, 2020. The number of shares listed represents the maximum number of shares that may be issued upon vesting of the award if the maximum target is met.

6) Includes performance-based restricted stock unit award of 22,950 shares under the Issuers PBRSU Agreement (granted 11/20/17), with a performance period ending August 31, 2020. The number of shares listed represents the maximum number of shares that may be issued upon vesting of the award if the maximum target is met.

7) Includes restricted stock unit award of 3,696 shares under the Issuers TBRSU Agreement (granted 10/14/15), which will vest on October 14, 2018.

8) Includes restricted stock unit award of 7,035 shares under the Issuers TBRSU Agreement (granted 10/19/16), of which 3,015 units will vest on October 19,
2018 and 4,020 units will vest on October 19, 2019.

9) Includes restricted stock unit award of 2,345 shares under the issuers TBRSU Agreement (granted 1/26/17), of which 1,005 units will vest on January 26,
2019 and 1,340 units will vest on January 26, 2020.

10) Includes restricted stock unit award of 15,300 shares under the Issuers TBRSU Agreement (granted 10/19/17), of which 4,590 units will vest on the first anniversary, 4,590 units will vest on the second anniversary and 6,120 units will vest on the third anniversary of the grant date.